UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 31, 2012

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 54 Pages

The Index to Exhibits is on Page 3

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the registrants subsidiary, American River Bank, made changes to the Salary Continuation Agreements (the “Agreements”) for David T. Taber, President and Chief Executive Officer, Kevin B. Bender, Executive Vice President and Chief Operating Officer, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer (the “Executives”), to comply with the requirements of Internal Revenue Code Section 409A, as amended, and to clarify certain provisions of the Agreements. The changes made to the Agreements did not increase any benefits to the Executives, other than increasing the benefit payout period from ten (10) years to fifteen (15) years for Mr. Bender to bring his Agreement in line with that of the other Executives.

The foregoing description is qualified by reference to the Agreements attached as Exhibit 99.1 through Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Salary Continuation Agreement between American River Bank and David T. Taber.
(99.2)	Salary Continuation Agreement between American River Bank and Kevin B. Bender.
(99.3)	Salary Continuation Agreement between American River Bank and Mitchell A. Derenzo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
December 31, 2012	Mitchell A. Derenzo, Chief Financial Office

Page 2 of 54 Pages

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Salary Continuation Agreement between American River Bank and David T. Taber	4-20
99.2	Salary Continuation Agreement between American River Bank and Kevin B. Bender	21-37
99.3	Salary Continuation Agreement between American River Bank and Mitchell A. Derenzo	38-54

Page 3 of 54 Pages